SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2002

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 North Los Robles Avenue, Suite 250	91101
Pasadena, California
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (626) 578-0777

Item 5. OTHER EVENTS

Alexandria Real Estate Equities, Inc. or one of our wholly owned subsidiaries acquired the properties listed below. The properties contain a combination of office and laboratory space for lease to tenants in the life science industry ("Life Science Facilities"). We acquired the properties from a seller that was unaffiliated with us.

On April 24, 2002, we acquired Gateway Boulevard #1 and Gateway Boulevard #2 (the "Properties") located in San Francisco, California. We purchased the two properties for an aggregate of $49,000,000, which was based on arm's length negotiations. We funded the purchase price through a draw on our unsecured line of credit. The properties contain approximately 170,000 rentable square feet. The properties are presently 100% leased to a single tenant. We purchased the properties from HMS Gateway Office, L.P.

In determining the price to purchase the Properties, we evaluated various factors, including, among others, the existing leases, which are the primary source of revenue, the competitive nature of the markets and comparative rental rates. Current and anticipated operating expenses, maintenance and repair costs, real estate taxes and capital improvement requirements were also evaluated. After reasonable inquiry, we are not aware of any material factors (other than those stated above) which would cause the reported financial information not to be indicative of future operating results.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Properties Acquired 1

Gateway boulevard #1

Statement of Revenues and Certain Expenses:

Report of Independent Auditors

Statement of Revenues and Certain Expenses for the year ended December 31, 2001

Notes to Statement of Revenues and Certain Expenses

(b) Unaudited pro forma condensed consolidated financial statements

(c) Exhibits

23.1 Consent of Ernst & Young LLP

________________________

1 The financial statement for Gateway Boulevard #2 has not been included because the property was under development, and, as a result, there are no historical operating results as a rental property

Report of Independent Auditors

To the Board of Directors

Alexandria Real Estate Equities, Inc.

We have audited the accompanying statement of revenue and certain expenses of Gateway Boulevard #1 (the Property) for the year ended December 31, 2001. This statement of revenue and certain expenses is the responsibility of management of the Property. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the Property.

In our opinion, the statement of revenue and certain expenses presents fairly, in all material respects, the revenue and certain expenses, as defined above, of the Property for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Los Angeles, California

April 24, 2002

Gateway Boulevard #1

Statement of Revenue and Certain Expenses

Year ended December 31, 2001

(In thousands)

Revenue:
Rental	$ 3,711
Tenant recoveries	474
Total revenue	4,185

Certain Expenses:
Repairs and maintenance	109
Insurance	61
Taxes and license	304
Total certain expenses	474
Excess of revenue over certain expenses	$ 3,711

See accompanying notes.

1. Organization and Summary of Significant Accounting Policies

Organization

The accompanying statement of revenue and certain expenses includes the operations of Gateway Boulevard #1, located in San Francisco, California (the "Property"). An indirect wholly-owned subsidiary of Alexandria Real Estate Equities, Inc., a Maryland corporation, acquired the Property from a nonaffiliated third party. As of December 31, 2001, the Property was 100% occupied and leased to a single tenant under a triple-net lease, which requires the tenant to pay its pro rata share of substantially all expenses associated with the Property, including operating and maintenance, utilities, taxes and insurance.

Basis of Presentation

The accompanying statement has been prepared to comply with the rules and regulations of the Securities and Exchange Commission.

The Property is not a legal entity and the accompanying statement is not representative of the actual operations for the period presented, as certain expenses that may not be comparable to the expenses we expect to incur in the future operations of the Property have been excluded. Excluded expenses consist of interest, depreciation and amortization, and property general and administrative costs not directly comparable to the future operations of the Property.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the term of the related lease.

Risks and Uncertainties

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Gateway Boulevard #1

Notes to Statement of Revenue and Certain Expenses (continued)

2. Future Minimum Lease Payments

The future minimum lease payments to be received under a noncancelable operating lease as of December 31, 2001 are as follows (in thousands):

2002	$ 3,363
2003	3,441
2004	3,520
2005	3,603
2006	3,687
Thereafter	20,841
Total	$ 38,455

The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet of Alexandria Real Estate Equities, Inc. as of March 31, 2002 is presented as if the properties described in Item 5 of this Form 8-K (the "Form 8-K Properties") had been acquired on March 31, 2002. The following unaudited pro forma condensed consolidated income statements of Alexandria Real Estate Equities, Inc. for the three months ended March 31, 2002 and for the year ended December 31, 2001 are presented as if the Form 8-K Properties had been acquired on January 1, 2001.

The pro forma condensed consolidated financial statements are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transactions on the dates as described above, nor do they purport to represent our future financial position or our results of operations.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2002

(dollars in thousands)

		Pro Forma
	Historical	Adjustments	Pro Forma

Assets
Rental properties, net	$ 798,570	$ 49,000 (A)	$ 847,570
Property under development	77,454	-	77,454
Cash and cash equivalents	5,012	-	5,012
Tenant security deposits and other restricted
cash	9,398	-	9,398
Tenant receivables	2,864	-	2,864
Deferred rent	22,006	-	22,006
Other assets	62,682	-	62,682
Total assets	$ 977,986	$ 49,000	$ 1,026,986

Liabilities and stockholders' equity
Secured notes payable	$ 246,272	$ -	$ 246,272
Unsecured line of credit and unsecured term loan	273,000	49,000 (A)	322,000
Accounts payable, accrued expenses and tenant security deposits	41,889	-	41,889
Dividends payable	10,173	-	10,173
Total liabilities	571,334	49,000	620,334

Stockholders' equity:
Series A preferred stock	38,588	-	38,588
Series B preferred stock	57,500	-	57,500
Common stock	168	-	168
Additional paid-in capital	316,945	-	316,945
Deferred compensation	(1,192)	-	(1,192)
Retained earnings	-	-	-
Accumulated other comprehensive income	(5,357)	-	(5,357)
Total stockholders' equity	406,652	-	406,652
Total liabilities and stockholders' equity	$ 977,986	$ 49,000	$ 1,026,986

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Three Months Ended March 31, 2002

(dollars in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments	Pro Forma

Revenues:
Rental revenue	$ 27,458	$ 928 (B)	$ 28,386
Tenant recoveries and other income	7,469	119 (B)	7,588
Total revenues	34,927	1,047	35,974

Expenses:
Rental operations	6,894	119 (B)	7,013
General and administrative	3,473	-	3,473
Interest	6,720	284 (C)	7,004
Depreciation and amortization	8,237	151 (D)	8,388
Total expenses	25,324	554	25,878
Net income	$ 9,603	$ 493	$ 10,096

Dividends on preferred stock	$ 1,905		$ 1,905

Net income available to common stock outstanding	$ 7,698		$ 8,191

Pro forma weighted average shares of common stock outstanding	16,720,857		16,720,857

Net income per pro forma share
of common stock	$ 0.46		$ 0.49

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Unaudited Pro Forma Condensed Consolidated Income Statement

Year ended December 31, 2001

(dollars in thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments	Pro Forma

Revenues:
Rental revenue	$ 99,171	$ 3,711 (B)	$ 102,882
Tenant recoveries and other income	28,619	474 (B)	29,093
Total revenues	127,790	4,185	131,975

Expenses:
Rental operations	26,115	474 (B)	26,589
General and administrative	11,694	-	11,694
Interest	29,126	1,135 (C)	30,261
Depreciation and amortization	30,578	603 (D)	31,181
Total expenses	97,513	2,212	99,725
Net income	$ 30,277	$ 1,973	$ 32,250

Dividends on preferred stock	$ 3,666		$ 3,666

Net income available to common stock outstanding	$ 26,611		$ 28,584

Pro forma weighted average shares of common stock outstanding	16,208,178		16,208,178

Net income per pro forma share
of common stock	$ 1.64		$ 1.76

See accompanying notes.

Alexandria Real Estate Equities, Inc.

Adjustments to the Unaudited Pro Forma Condensed
Consolidated Financial Statements

1. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2002 are as follows:

  Acquisition of the Form 8-K Properties, with the related draw on the unsecured line of credit. The purchase price was $49,000,000. The acquisition closed in April 2002.

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements

The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements for the three months ended March 31, 2002 and for the year ended December 31, 2001 are as follows:

(B) Preacquisition results, adjusted to include the effect of straight-line rent adjustments (in thousands):

Alexandria Real Estate Equities, Inc.

Adjustments to the Unaudited Pro Forma Condensed
Consolidated Financial Statements (continued)

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements (continued)

Preacquisition Period for the Three Months Ended March 31, 2002

	Gateway Boulevard #1	Gateway Boulevard #2	Total

Acquisition Date	April 24,2002	April 24, 2002

Revenues:
Rental revenue	$ 928	$ -	$ 928
Tenant recoveries and other income	119	-	119
	1,047	-	1,047
Expenses:
Rental operations	119	-	119
Net Income	$ 928	$ -	$ 928

Preacquisition Period for the Year Ended December 31, 2001

	Gateway Boulevard #1	Gateway Boulevard #2	Total

Acquisition Date	April 24, 2002	April 24, 2002

Revenues:
Rental revenue	$ 3,711	$ -	$ 3,711
Tenant recoveries and other income	474	-	474
	4,185	-	4,185
Expenses:
Rental operations	474	-	474
Net Income	$ 3,711	$ -	$ 3,711

Alexandria Real Estate Equities, Inc.

Adjustments to the Unaudited Pro Forma Condensed
Consolidated Financial Statements (continued)

2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statements (continued)

The adjustments shown above are not necessarily indicative of the results of operations had we completed the transactions at the beginning of the periods presented. The adjustments presented for the three months ended March 31, 2002 reflect the results of operations for January 1, 2002 through March 31, 2002. The adjustments presented for the year ended December 31, 2001 reflect the results of operations for the entire year.

No pro forma adjustment has been made for Gateway Boulevard #2 for the periods presented because the property was under development.

(C) Increase in interest expense due to the draw on our unsecured line of credit for the acqfuisition of Gateway Boulevard #1. No pro forma adjustment has been made for Gateway Boulevard #2 for the periods presented because the property was under development. Any interest incurred from the acquisition of this property would have been offset by the interest capitalized while the property was under development.

(D) Increase in depreciation expense to reflect a full period of depreciation for Gateway Boulevard #1. No pro forma adjustment has been made for Gateway Boulevard #2 for the periods presented because no depreciation expense would have been incurred while the property was under development.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: June 10, 2002 By: /s/ Peter J. Nelson____________

Peter J. Nelson

Chief Financial Officer